Exhibit 21.1

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED
LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
11 Camp (MA) LLC	100%	Delaware
25th Street Storage 18 (FL) LLC	100%	Delaware
3265 University Parkway Storage 18 (FL) LLC	100%	Delaware
5150 University Parkway Storage 18 (FL) LLC	100%	Delaware
Airport Storage 18 (FL) LLC	100%	Delaware
Arium Emerald Isle Venture, LLC	97%	Delaware
Arium Emerald Isle Owner, LLC	97%	Delaware
ATCHI (IL) LLC	100%	Delaware
Atlanta Self Storage 18 (GA) LLC	100%	Delaware
AUTOPRO (GA) LLC	100%	Delaware
Avondale Storage GP 18 (LA) LLC	100%	Delaware
Avondale Storage Owner 18 (LA) LP	100%	Delaware
Barn Cement (TX) LLC	100%	Delaware
Beechnut Storage 18 (TX) LLC	100%	Delaware
Beechnut Storage Owner 18 (TX) LP	100%	Delaware
BEL BTS (SC) LLC	100%	Delaware
Blair Road Storage 18 (DC) LLC	100%	Delaware
Boom (MN) LLC	100%	Delaware
Bronson Storage 18 (FL) LLC	100%	Delaware
CII Landlord (IL) LLC	100%	Delaware
C5 Eiendom AS	51%	Norway
C5 Eiendom IS	50%	Norway
Can Stor Investor 1 ULC	90%	Canada
Can Stor Investors TRS Corp.	90%	Canada
Can Stor Nominee Corp.	90%	Canada
Can Storage 18 (TOR) LLC	100%	Delaware
CAT LOG (WI) LLC	100%	Delaware
CIP 18 (NY) MEZZ LLC	100%	Delaware
Cityview Nominee Corp.	90%	Canada
Cityview Storage LP	90%	Canada
CMAR 18 Investor (DE) LLC	100%	Delaware
CMAR Hotel Landlord 18 (Mauritius) Ltd	100%	Mauritius
CM Nathan (MN) LLC	100%	Delaware
COOP (GA) LLC	100%	Delaware
CPA 18 Con s.r.o.	100%	Slovakia
CPA 18 Family TRS (DE) LLC	97%	Delaware
CPA 18 GH Member LLC	100%	Delaware
CPA 18 Integras GH Investor Limited	100%	Ghana
CPA 18 Integras JV (DE) LLC	100%	Delaware
CPA 18 International Holding and Financing LLC	100%	Delaware
CPA 18 Pan-European Holding Coöperatief U.A.	100%	Netherlands

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
CPA 18 SH (TX) LIMITED PARTNER LLC	100%	Delaware
CPA 18 SH (TX) Special General Partner LLC	100%	Delaware
CPA:18 Limited Partnership	100%	Delaware
CPA-CS Holdings LP	90%	Delaware
Crystal Lake Storage 18 (IL) LLC	100%	Delaware
CSH Malaga Propco SL	100%	Spain
CSH Malaga Student Housing Holding, S.L.	100%	Spain
CS-GP 18 (TOR) LLC	100%	Delaware
Cups Number One (DE) LLC	100%	Delaware
Desert Storage 18 (CA) LP	100%	Delaware
Desert Storage GP 18 (CA) LLC	100%	Delaware
DKSN Storage 18 (TX) LLC	100%	Delaware
El Paso Six Storage 18 (TX) LLC	100%	Delaware
Eleventh Storage 18 (GA) LLC	100%	Delaware
Emerald Isle TRS (DE) LLC	97%	Delaware
Esander Storage Corp.	100%	Canada
Esander Storage LP	100%	Canada
Fernandina Beach Storage 18 (FL) LLC	100%	Delaware
FM Naples Storage 18 (FL) LLC	100%	Delaware
Fortune Road Storage 18 (FL) LLC	100%	Delaware
Galleria Storage 18 (TX) LLC	100%	Delaware
Gilroy Storage GP 18 (CA) LLC	100%	Delaware
Gilroy Storage Owner 18 (CA) LP	100%	Delaware
Global Chelovek S.L.	100%	Spain
Global Elephas S.L.	100%	Spain
Global Enki S.L.	100%	Spain
Global Isiolo S.L.	100%	Spain
Global Negan S.L.	100%	Spain
Global Numa S.L.	100%	Spain
Global Ossian S.L.	90%	Spain
Global Windu, S.L.	100%	Spain
Greensboro Storage GP 18 (NC) LLC	100%	Delaware
Greensboro Storage Owner 18 (NC) LP	100%	Delaware
Hawk (IA) LLC	100%	Delaware
Hawk JV Landlord (IA) LLC	100%	Delaware
Hawk JV Landlord Two (IA) LLC	90%	Delaware
Hawk Landlord (IA) LLC	100%	Delaware
Hawk Landlord Two (IA) LLC	90%	Delaware
HILLTOP SH VENTURE (TX) LP	90%	Delaware
Hotel Airport Stuttgart Grundstücks GmbH	95%	Germany
Hulikoa Kona Storage 18 (HI) LLC	100%	Delaware
Humble Storage 18 (TX) LLC	100%	Delaware
IH37 Storage 18 (TX) LLX	100%	Delaware
Ithaca Storage 18 (NY) LLC	100%	Delaware
Jandoor (MULTI) LLC	100%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
Jane Street Storage Corp.	90%	Canada
Jane Street Storage LP	90%	Canada
Jax Costa (FL) LLC	100%	Delaware
Jensen Beach Storage 18 (FL) LLC	100%	Delaware
Joan Storage 18 (FL) LLC	100%	Delaware
Kaloko Storage 18 (HI) LLC	100%	Delaware
Lady L Storage 18 (FL) LLC	100%	Delaware
Lakeshore Storage LP	90%	Canada
Lakeshore Storage Nominee Corp.	90%	Canada
Leesburg Storage 18 (FL) LLC	100%	Delaware
Louisville Storage 18 (KY) LLC	100%	Delaware
LV Storage Portfolio 18 (NV) LLC	100%	Delaware
Malaga Propco SL	100%	Spain
MFF Mezz (Multi) LLC	100%	Delaware
Miami Storage 18 (FL) LLC	100%	Delaware
Milford Storage 18 (MA) LLC	100%	Delaware
Millsboro Storage 18 (DE) LLC	100%	Delaware
MIS EGN (MN) LLC	100%	Delaware
New Castle Storage 18 (DE) LLC	100%	Delaware
Orlando Storage 17 (FL) LLC	100%	Delaware
Østre Aker vei 88 AS (ØAV 88 AS)	100%	Norway
Palm Bay Storage 18 (FL) LLC	100%	Delaware
Panama Storage 18 (FL) LLC	100%	Delaware
PILDRAX INVEST, S.L.	100%	Spain
Pleasant Hill GL 18 (FL) LLC	100%	Delaware
Pleasant Hill Storage 18 (FL) LLC	100%	Delaware
Pompano Storage 18 (FL) LLC	100%	Delaware
Portland Storage 18 (OR) LLC	100%	Delaware
Rankin Storage 18 (TX) LLC	100%	Delaware
Rankin Storage Owner 18 (TX) LP	100%	Delaware
Redrock Storage 18 (NV) LLC	100%	Delaware
Rehoboth Storage 18 (DE) LLC	100%	Delaware
Resifuture SL	100%	Spain
Ring Spin (GA) LLC	100%	Delaware
Sebastian Storage 18 (FL) LLC	100%	Delaware
SFT INS (TX) LLC	50%	Delaware
Smalvollveien 65 Eiendom AS	90%	Norway
Smalvollvn 65 ANS	90%	Norway
Sparky's Storage 18 (CA) LP	100%	Delaware
Sparky's Storage GP 18 (CA) LLC	100%	Delaware
Spencer Storage 18 (MO) LLC	100%	Delaware
State Road Storage 18 (FL) LLC	100%	Delaware
Storage 18 ES Account (DE) LLC	100%	Delaware
SW Chicago Storage 18 (IL) LLC	100%	Delaware
Tallahassee Storage 18 (FL) LLC	100%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
TEGDAR INVEST, S.L.	100%	Spain
Temecula Storage 18 (CA) LP	100%	Delaware
Temecula Storage GP 18 (CA) LLC	100%	Delaware
Turbo Headquarters (TX) LLC	100%	Delaware
Two Notch Storage 18 (SC) LLC	100%	Delaware
USHOLL (MI) LLC	100%	Delaware
Valrico Storage 18 (FL) LLC	100%	Delaware
WPC 18 Coimbra, Unipessoal, Lda	100%	Portugal
WPC Agro V 18-2 B.V.	100%	Netherlands
WPC Agro 5 d.o.o.	80%	Croatia
WPC App 2 AS (f/k/a Inceptum 805 AS)	100%	Norway
WPC APP 18-10 B.V.	100%	Netherlands
WPC Barca 18-22 B.V.	90%	Netherlands
WPC Boavista 18-27 B.V.,	90%	Netherlands
WPC Boavista, Unipessoal, LDA	100%	Portugal
WPC Cardiff 18-8 B.V.	95%	Netherlands
WPC Coimbra 18-21 B.V.	90%	Netherlands
WPC Granada II 18-20 B.V.	90%	Netherlands
WPC Hamburg 18-12 B.V.	100%	Netherlands
WPC Infin 18 GmbH & Co. KG	100%	Germany
WPC Infin 18 Verwaltungs GmbH	100%	Germany
WPC Infin 18-4 B.V.	100%	Netherlands
WPC Lipowy Sp. z o.o.	50%	Poland
WPC Malaga 18-23 B.V	100%	Netherlands
WPC Portsmouth 18-17 B.V.	97%	Netherlands
WPC Rab 18-11 B.V.	100%	Netherlands
WPC Rab Eind 18-19 B.V.	100%	Netherlands
WPC Seville 18-28 B.V.	75%	Netherlands
WPC SIEM 1 AS	100%	Norway
WPC Siem 18-3 B.V.	100%	Netherlands
WPC SIEM 2 AS	100%	Norway
WPC SIEM 3 AS	100%	Norway
WPC Smalvollveien 18-15 B.V.	100%	Netherlands
WPC Smalvollveien Holding AS	100%	Norway
WPC Smalvollveien Purchaser AS	90%	Norway
WPC Storage TRS 18-1 (DE) Inc.	100%	Delaware
WPC Swansea 18-24 B.V.	97%	Netherlands
WPC Truff 18-7 B.V.	100%	Netherlands
WPC Voam 18-6 B.V.	100%	Netherlands